As filed with the Securities and Exchange Commission on February 1, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digital Music Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7900	20-3365526
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1545 River Park Drive, Suite 210

Sacramento, CA 95815

(916) 239-6010

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mitchell Koulouris

Chief Executive Officer

1545 River Park Drive, Suite 210

Sacramento, CA 95815

Telephone: (916) 239-6010

Facsimile: (916) 239-6018

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin K. Rooney, Esq. Hayden Bergman, Professional Corporation 150 Post Street, Suite 650 San Francisco, CA 94108 Telephone: (415) 692-3310 Facsimile: (415) 399-9320	Phillip J. Kushner, Esq. Greenberg Traurig, LLP 600 Three Galleria Tower 13155 Noel Road Dallas, TX 75240 Telephone: (972) 419-1254 Facsimile: (972) 628-4603

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-128687

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock $0.01 par value	230,000	$9.75	$2,242,500	$240

(1)	Includes 30,000 shares that may be purchased by the underwriters to cover over-allotments, if any.
(2)	The 230,000 shares of common stock being registered in this Registration Statement are in addition to the 4,255,000 shares of common stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-128687).
(3)	Calculated in accordance with Rule 457(a) of the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $.01 per share, of Digital Music Group, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-128687), initially filed by the Registrant on September 29, 2005 and declared effective by the Securities and Exchange Commission on February 1, 2006. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock by 230,000 shares, including 30,000 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-128687), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 1st day of February 2006.

DIGITAL MUSIC GROUP, INC.

By:	/s/ MITCHELL KOULOURIS
Mitchell Koulouris
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ MITCHELL KOULOURIS Mitchell Koulouris	President and Chief Executive Officer (principal executive officer)	February 1, 2006

CLIFF HAIGLER* Cliff Haigler	Chief Financial Officer (principal financial and accounting officer)	February 1, 2006

RICHARD REES* Richard Rees	Vice President of Business Development, Secretary and Director	February 1, 2006

CLAYTON TRIER* Clayton Trier	Chairman of the Board and Director	February 1, 2006

STEVE COLMAR* Steve Colmar	Director	February 1, 2006

*By:	/s/ MITCHELL KOULOURIS Mitchell Koulouris Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Hayden Bergman, Professional Corporation.

23.1	Consent of Perry-Smith, LLP with respect to Digital Music Group, Inc.

23.2	Consent of Perry-Smith, LLP with respect to Digital Musicworks International, Inc.

23.3	Consent of Perry-Smith, LLP with respect to Rio Bravo Entertainment LLC.

23.4	Consent of Hayden Bergman, Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-128687).